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                                  EXHIBIT 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60648) pertaining to the Seafirst Corporation Employee Matched Savings Plan of our report dated April 29, 1994, with respect to the financial statements and supplemental schedules of the Seafirst Corporation Employee Matched Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



  /s/ ERNST & YOUNG

Seattle, Washington
June 16, 1994